Exhibit 10.53

BR CREEKSIDE MANAGING MEMBER, LLC
FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT

This First Amendment to Amended and Restated Limited Liability Company Agreement (this “First Amendment”) is adopted, executed, and agreed to effective on June 27, 2012, by and among Bluerock Special Opportunity + Income Fund, LLC, a Delaware limited liability company (“SOIF”), Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company (“SOIF II”), and BEMT Creekside, LLC, a Delaware limited liability company (“BEMT”), as Members (together, the “Members”). Undefined terms used herein shall have the meaning ascribed to them in the Agreement and the BR Hawthorne JV Operating Agreement.

W I T N E S S E T H :

WHEREAS, BR Creekside Managing Member, LLC, a Delaware limited liability company (the “Company”), was formed on September 16, 2009, pursuant to the Act;

WHEREAS, the Members entered into that certain Amended and Restated Limited Liability Company Agreement dated March 31, 2010 (the “Agreement”) providing for the operation and administration of the Company;

WHEREAS, SOIF has sold and transferred to BEMT a 1.0% Interest in the Company and SOIF II has sold and transferred to BEMT a 1.0% Interest in the Company on even date herewith, and now SOIF, SOIF II and BEMT desire for BEMT to serve as sole Manager of the Company and to modify control over certain decisions affecting the Company such that BEMT shall have control over daily activities of the Company and BR Hawthorne JV; and

WHEREAS, the parties are concurrently entering into that certain Assignment of Manager Interest concurrently herewith, pursuant to which SOIF and SOIF II are assigning their interests as Managers of the Company to BEMT.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Section 9.1 is hereby deleted in its entirety and replaced with the following:

“9.1           Management.

   (a)          The Company shall be managed by BEMT (the “Manager”). Any use of the term “Managers” in this Agreement shall refer only to BEMT. To the extent that BEMT or a BEMT Transferee Transfers all or a portion of its Interest in accordance with Section 12 to a BEMT Transferee, such BEMT Transferee may be appointed as an additional Manager under this Section 9.1(a) by BEMT or a BEMT Transferee then holding all or a portion of an Interest without any further action or authorization by any Member. The Manager may not be removed by the Members other than for an act or omission related to the Company constituting gross negligence or fraud.

(b)          The Manager shall have the authority to exercise all of the powers and privileges granted by the Act, any other law or this Agreement, together with any powers incidental thereto, and to take any other action not prohibited under the Act or other applicable law, so far as such powers or actions are necessary or convenient or related to the conduct, promotion or attainment of the business, purposes or activities of the Company, except that any Major Decision or other matter submitted by the Manager to the Members shall require the express and unanimous approval of the Members; provided, that any decision to be made by the Company or its Representatives on the Management Committee of the BR Hawthorne JV pursuant to clauses (xi), (xii) and (xvii) of Exhibit E to the BR Hawthorne JV Operating Agreement, shall only require the approval of and be subject to the direction of BEMT and not any other Member of the Company; provided, further, that only BEMT, and not any other Member of the Company, shall have the power and authority to exercise the powers and privileges of the Company as manager of the BR Hawthorne JV. Without limiting the foregoing, only BEMT, and not any other Member, shall have the power and authority to approve and act in respect to, and to direct the Company’s Representatives on the Management Committee as to: (1) the calculation and determination of the amount of and distribution of Distributable Funds under Section 6.1(a) of the BR Hawthorne JV Operating Agreement and (2) the approval and actions in respect of, the Annual Business Plan under Section 9.3 of the BR Hawthorne JV Operating Agreement on behalf of the Company and the Company’s Representatives on the Management Committee of the BR Hawthorne JV.

(c)         The Manager may appoint individuals to act on behalf of the Company with such titles and authority as determined from time to time by the Manager. Each of such individuals shall hold office until his or her death, resignation or replacement by any Manager.

2.          The Members also hereby amend Exhibit A to provide for the Transfer as attached hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Members have executed this First Amendment as of the date set forth above.

Bluerock Special Opportunity + Income Fund, LLC,
a Delaware limited liability company

By:	Bluerock Real Estate, L.L.C.,
a Delaware limited liability company,
its Manager

	By:	/s/ Jordan S. Ruddy
	Name:	Jordan S. Ruddy
	Title:	Authorized Signatory

Bluerock Special Opportunity + Income Fund II, LLC,
a Delaware limited liability company

By:	BR SOIF II Manager, LLC,
a Delaware limited liability company,
its Manager

By:	Bluerock Real Estate, L.L.C.,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Jordan S. Ruddy
	Name:	Jordan S. Ruddy
	Title:	Authorized Signatory

BEMT Creekside, LLC,
a Delaware limited liability company

By:	Bluerock Enhanced Multifamily Holdings, L.P.,
a Delaware limited partnership,
its Sole Member

By:	Bluerock Enhanced Multifamily Trust, Inc.,
a Maryland corporation,
its General Partner

	By:	/s/ Jordan S. Ruddy
	Name:	Jordan S. Ruddy
	Title:	Senior Vice President and Chief Operating Officer

Capital Contributions and Percentage Interests

Member Name	Capital Contribution	Percentage Interest

Bluerock Special Opportunity + Income Fund, LLC	$495,152	32.34%

Bluerock Special Opportunity + Income Fund II, LLC	$495,153	32.33%

BEMT Creekside, LLC	$604,682	35.33%